Exhibit 3.45(a)

## *NEW JERSEY DEPARTMENT OF TREASURY*
## *DIVISION OF REVENUE*

### *CERTIFICATE OF FORMATION*

### *MASTER MIX CONCRETE LIMITED LIABILITY COMPANY*
### *0400260751*

The above-named DOMESTIC LIMITED LIABILITY COMPANY was duly filed in accordance with New Jersey State Law on 12/02/2008 and was assigned identification number 0400260751. Following are the articles that constitute its original certificate.

1. **Name:**
   MASTER MIX CONCRETE LIMITED LIABILITY COMPANY

2. **Registered Agent:**
   CAPITOL CORPORATE SERVICES, INC.

3. **Registered Office:**
   14 SCENIC DR.
   DAYTON, NJ 08810

4. **Business Purpose:**
   CONCRETE PRODUCTION AND FABRICATION

5. **Effective Date of this filing is:**
   12/02/2008

6. **Members/Managers:**
   NYC CONCRETE MATERIALS, LLC
   475 MARKET ST., SUITE 302
   ELMWOOD PARK, NJ 07407

7. **Main Business Address:**
   333 CHELSEA RD.
   STATEN ISLAND, NY 10314

LLC

FILED
DEC 0 2 2008
STATE TREASURER

**Signatures:**
CURT M. LINDEMAN
AUTHORIZED REPRESENTATIVE

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NEW JERSEY DEPARTMENT OF TREASURY DIVISION OF REVENUE CERTIFICATE OF FORMATION MASTER MIX CONCRETE LIMITED UABILUY COMPANY 0400260751 IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, mis 3rd day of December, 2008K. David Rousseau State Treasurer Certificate Number: 113149480 Verify this rertjfirate online at hiips-//vnn»ljuiteJ\).us/rrnt_2latulinsCert/JSP/VtrUy_Cen.)sp